UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 29, 2014

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 29, 2014, the board of directors of Gray Fox Petroleum Corp., a Nevada corporation (“Gray Fox”), asked Randall Newton, a consultant engaged by Gray Fox in September, 2013 to provide certain financial and accounting services, to fulfill the role of its Chief Financial Officer. Mr. Newton, age 53, is the managing member of Newton Collaboration, LLC, a consulting firm he founded in 2002. Newton Collaboration, LLC provides SEC financial and reporting services to small cap companies. Before 2002, Mr. Newton was the divisional controller for Nabors Drilling and oversaw the company’s statutory financial reporting. Prior to that, Mr. Newton spent five years in Russia working for three oil and gas joint ventures. While in Russia, he served as the chief financial officer of Permtex JV, a Snyder Oil joint venture. He also developed natural gas resources in Russia for Northgas JV, a Bechtel Energy Resources joint venture, and worked for White Nights Joint Venture, a project of Occidental Petroleum Corporation. Mr. Newton has a Bachelor’s of Business Administration from the University of Texas at San Antonio and is a certified public accountant.

Mr. Newton’s engagement is governed by a consulting agreement pursuant to which he will be paid $5,000 per month to provide the services of Chief Financial Officer. In addition, Mr. Newton will be entitled to receive up to 1,050,000 shares of common stock, $0.001 par value per share, which will be issued in 350,000 increments on May 29, 2015, 2016 and 2017. In the event the consulting agreement is terminated prior to an issuance date, Mr. Newton will be entitled to receive a prorated portion of the unissued shares attributable to that period and will forfeit his right to any remaining shares. The agreement has an initial term of one year and automatically renews annually unless one party provides 30 days’ notice to the other party of his or its intent not to renew the consulting agreement. In addition, either party may terminate the consulting agreement at any time, with or without cause, upon 30 days’ written notice to the other party. Gray Fox will indemnify Mr. Newton for any action taken or omitted to have been taken by him as Chief Financial Officer; except for those actions or omissions arising out of Mr. Newton’s negligence or willful misconduct. The terms of Gray Fox’s arrangement with Mr. Newton are described in the consulting agreement dated May 29, 2014, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

There is no family relationship between Mr. Newton and any director or executive officer of Gray Fox and there is no transaction between Mr. Newton and Gray Fox that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Consulting Agreement dated May 29, 2014 by and between Gray Fox Petroleum Corp. and Randall Newton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: June 2, 2014	By:	/s/ Lawrence Pemble
Lawrence Pemble, President